                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                                  3rd Amendment
                             SEC FILE NO. 333-47238

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  MORANZO, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


DELAWARE                                    5812             88-0469180
--------                                    ----             ----------
(STATE OR OTHER JURISDICTION OF             (PRIMARY         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)              SIC NUMBER)      IDENTIFICATION NO.)

566 PORT HARWICK, CHULA VISTA, CA 91913                      619-692-2505
---------------------------------------                      ------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (TELEPHONE)

ROBERTO BERNARDONI
566 PORT HARWICK, CHULA VISTA, CA 91913                      619-692-2505
---------------------------------------                      ------------
(NAME & ADDRESS OF AGENT FOR SERVICE)                        (TELEPHONE)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of Each                     Proposed       Proposed
Class of                          Maximum        Maximum
Securities                        Offering       Aggregate      Amount of
to be             Amount to be    Price          Offering       Registration
Registered        Registered      Per Unit (1)   Price (2)      Fee
--------------------------------------------------------------------------------
Common            4,720,000       $0.10          $472,000       $124.61

(1)      Based on the price paid per share by the selling shareholders.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                  MORANZO, INC.
                                4,720,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. See section entitled "Description of Securities".

Our common stock is presently not traded on any market or securities exchange.

Our current cash balance is $5,900. Management believes the current cash balance is sufficient to fund the current minimum level of operations through March 2001.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 4.


Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: September 30, 2000

                                TABLE OF CONTENTS

Summary ..........................................................................................    4
Offering .........................................................................................    4
Risk Factors .....................................................................................    4
Forward Looking Statements .......................................................................    7
Use of Proceeds ..................................................................................    7
Determination of Offering Price ..................................................................    7
Dilution .........................................................................................    7
Dividend Policy ..................................................................................    7
Selling Shareholders .............................................................................    7
Plan of Distribution .............................................................................    9
Legal Proceedings ................................................................................   11
Directors, Officers, Promoters and Control Persons ...............................................   11
Security Ownership of Certain Beneficial Owners and Management ...................................   12
Description of Securities ........................................................................   13
Interest of Named Experts and Counsel ............................................................   13
Disclosure of Commission Position for Securities Act Liabilities .................................   14
Organization within Last Five Years ..............................................................   14
Description of Business ..........................................................................   14
Plan of Operation ................................................................................   20
Description of Property ..........................................................................   21
Certain Relationships and Related Transactions ...................................................   22
Market Price of and Dividends on the Common Equity and Other Stockholder Matters .................   22
Executive Compensation ...........................................................................   22
Financial Statements .............................................................................   23
Changes in or Disagreements with Accountants on Accounting Control &  Financial Disclosure .......   23
Indemnification of Directors and Officers ........................................................   24
Other Expenses of Issuance and Distribution ......................................................   24
Recent Sales of Unregistered Securities ..........................................................   24
Exhibit List .....................................................................................   25
Undertakings .....................................................................................   26
Signatures .......................................................................................   27

                                     SUMMARY

Moranzo, Inc. was incorporated in Delaware on May 31, 1994. Management formed Moranzo to develop a chain of full-service, white tablecloth Italian restaurants serving creatively prepared, premium quality cuisine based on authentic Italian regional recipes. Moranzo has not advanced beyond its business plan state from its inception until the date of this filing. In the interim, management refined their concept of an up-scale Italian restaurant at La Strada, a separate private restaurant company they partially controlled and owned. During June 1998, Moranzo received initial funding through the sale of common stock to investors. From inception until the date of this filing, we had no material operating activities. Our current cash balance is $5,900. In order to implement our complete business plan funding, we plan to raise capital of $7,500,000 during the next six months through the sale of equity securities.


                                    OFFERING

Securities Being Offered           4,720,000 shares of common stock held by 48
                                   selling shareholders. See section entitled
                                   "Description of Securities to be Registered".

Securities Issued
And to be Issued                   9,520,000 shares of common stock were issued
                                   and outstanding as of the date of this
                                   prospectus. See section entitled "Description of Securities to be Registered".

Use of Proceeds                    We will not receive any proceeds from the
                                   sale of the common stock by the selling
                                   shareholders. See section entitled "Use of Proceeds".


                                  RISK FACTORS

Investors in Moranzo should be particularly aware of the inherent risks associated with the company's business plan. These risks include but are not limited to:

We believe our current cash balance is sufficient to fund minimum operations through March 2001. Without additional funding we could be only partially successful in implementing our business plan, or, in a worst case scenario, we would be out of business entirely. Therefore, shareholders are accepting a high probability of losing their investment

We currently do not have sufficient equity to complete our business plan. We currently have less than one percent of the funds necessary to implement our complete business plan. Therefore, we must raise an additional ninety nine percent of our funding through the sale of equity securities in order to completely fund our future operations. Depending upon the amount of additional funding we receive, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

Our business strategy requires us to raise funds through a private placement. Without funding, Moranzo could remain as a start-up company with no material operations, revenues, or profits.

         Although we intend to implement our business plan through the foreseeable future and will do our best to mitigate the risks associated with the business plan, there can be no assurance that our efforts will be successful.

We have no liquidation plans should we be unable to receive funding. Without funding or assets, Moranzo would not have the ability to return investors' funds through liquidation procedures.

         Should we be unable to implement our business plan, we would investigate all options available to retain value for the shareholders. Among the options that would be considered are: acquisition of a unique product or service, or a merger or acquisition of another business entity that has revenue and/or long-term growth potential. However, there are no pending arrangements, understandings or agreements with outside parties for acquisitions, mergers or any other material transactions.

This is the initial stage of our business. Moranzo has no operating history, no material current operations, and no profits. At this stage of our development, even with our good faith efforts, our shareholders are accepting a high probability of losing their investment.

         While we intend to open our restaurants per our business plan, our plan may not work. In such a scenario, we could remain as a start-up company with no material operations, revenues, or profits. Although management has been successful in planning, opening, and operating other Italian restaurants and believes their plan for Moranzo will generate revenue and profit, there is no guarantee their past experiences will provide Moranzo with similar future successes.

Our restaurants may not open, or we may not be able to open our restaurants on a timely basis. Delays in opening or failure to open planned new restaurants could result in a material reduction of our revenue and profit.

         We currently anticipate that each new restaurant will take several months to reach planned operating levels due to inefficiencies typically associated with opening a new restaurant, such as lack of market awareness, acceptance of our restaurant concept and time required to hire sufficient staff.

Our competitors are well-established and have substantially greater financial, marketing, personnel and other resources than we do. Should we be unable to achieve enough customer market share in our industry, we may experience less revenue than anticipated and a significant reduction in our profit.

         There are many different segments within the restaurant industry that are distinguished by types of service, food types and price/value relationships. We plan to position our restaurants only in the high-quality, full-service Italian food segment of the industry that is familiar to our management. Although we believe we will be able to compete very favorably in this Italian restaurant segment, there is no guarantee we will be successful in attracting enough customers to be a competitive force in each of our planned restaurant locations.

We may be unable to attract and retain sufficient qualified personnel needed to provide a high level of service to our customers. This could lower our revenue due to customer dissatisfaction. It might also substantially increase our labor costs and lower profit in the current tight labor marketplace in the U.S.

         Our success and the success of our individual restaurants depend upon our ability to attract and retain highly motivated, well qualified management personnel, as well as a sufficient number of qualified employees, including guest service and culinary staff. Qualified individuals needed to fill these positions are in short supply. If we encounter substantial problems recruiting and retaining these individuals, we could experience delays in the planned opening of a new restaurant or increased costs due to higher employee turnover in existing restaurants. In addition, while our by-laws allow for indemnification of our directors and officers, we currently have no individual indemnification agreements protecting company employees. Management intends to implement individual indemnification agreements protecting employees when Moranzo receives its next funding per its business plan. We believe the current indemnification provided by our by-laws is sufficient in our start-up phase.

The current officers, Mr. Giovannini and Mr. Bernardoni, are the sole officers and directors of Moranzo, while, at the same time, they are involved in other business activities. Moranzo's needs for their time and services could conflict with their other business activities. This possible conflict of interest could result in their inability to properly manage Moranzo's affairs, resulting in Moranzo remaining a start-up company with no material operations, revenues, or profits.

         We have not formulated a plan to resolve any possible conflicts that may arise. While Moranzo and its sole officers and directors have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, they have verbally agreed to limit their roles in all other business activities to roles of passive investors and devote full time services to Moranzo after we raise capital of $7,500,000 through the sale of securities through a private placement and are able to provide officers' salaries per our business plan.

There is no current public market for Moranzo's securities. We have no current public offering and no proposed public offering of our equity. As our stock is not publically traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

         We plan to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers, the NASD. While this could create liquidity for our shareholders through public trading by securities dealers, we do not know when we will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We plan to use the June 1998, $5,900 funding from our sale of common stock for the following estimated costs:

         Licenses and fees                           $  500
         Outside services                            $1,000
         Legal and accounting                        $4,000
         Supplies and miscellaneous                  $  400

         Total                                       $5,900


                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See section entitled "Selling Shareholders".


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders.


                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,720,000 shares of common stock offered through this prospectus.  The shares include the following:

1. 59,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on June 30, 1998; and

2. 4,661,000 shares of our common stock that the selling shareholders acquired from us pursuant to an 80 for 1 forward stock split executed March 15, 2000.

The following table provides as of September 30, 2000, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.       The number of shares owned by each prior to this offering;

2.       The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4.       The percentage owned by each; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 9,520,000 shares outstanding on September 30, 2000.


                              Shares         Total of      Total        Percent
                              Owned Prior    Shares        Shares       Owned
Name of                       To This        Offered       After        After
Selling Shareholder           Offering       For Sale      Offering     Offering
--------------------------------------------------------------------------------
Alice Arterberry                80,000         80,000      0            0
Lawrence Barrett                80,000         80,000      0            0
John Batliner                  320,000        320,000      0            0
Brian Belknap                  160,000        160,000      0            0
David Bounds                    80,000         80,000      0            0
Serena Boyd                     80,000         80,000      0            0
Theodore Daniels                80,000         80,000      0            0
Richard Davis                   80,000         80,000      0            0
Victor Farley                   80,000         80,000      0            0
Dominique Feeley                80,000         80,000      0            0
Adolph Guerrero                 80,000         80,000      0            0
Daniel Heavlin                  80,000         80,000      0            0
Mary Heavlin                    80,000         80,000      0            0
William Howe                    80,000         80,000      0            0
Nichole Hudson                 320,000        320,000      0            0
Cheryl Kozlowski                80,000         80,000      0            0
Ray Kruger                      80,000         80,000      0            0
Russell Lajoie                  80,000         80,000      0            0
Jaime Lara                      80,000         80,000      0            0

Jill Ann Lewis                  80,000         80,000      0            0
Sean Manning                    80,000         80,000      0            0
Bill McMillen                   80,000         80,000      0            0
John Neel                       80,000         80,000      0            0
Shannon Nevett                 320,000        320,000      0            0
Dianne Newman                   80,000         80,000      0            0
Leslie O'Keefe                  80,000         80,000      0            0
Kurt Pierson                    80,000         80,000      0            0
Ryan Ramos                      80,000         80,000      0            0
Gerrie Rikert                   80,000         80,000      0            0
Elizabeth Schier                80,000         80,000      0            0
Rosemary Shaber                 80,000         80,000      0            0
James Shafer                    80,000         80,000      0            0
Maureen Sipple                  80,000         80,000      0            0
Garry Smith                     80,000         80,000      0            0
Terry Smith                     80,000         80,000      0            0
Shirley Spittle                 80,000         80,000      0            0
Andrew Stamets                  80,000         80,000      0            0
Christopher Stapleton           80,000         80,000      0            0
L.E. Stapleton                  80,000         80,000      0            0
Rosemary Stapleton              80,000         80,000      0            0
Margaret Sturtevant             80,000         80,000      0            0
Toshaiki Tachikawa              80,000         80,000      0            0
Sharon Thompson                 80,000         80,000      0            0
Kenneth Twedt                   80,000         80,000      0            0
Rodger Ward                     80,000         80,000      0            0
Terry Westergard                80,000         80,000      0            0
Richard White                   80,000         80,000      0            0
Leonard Womack                  80,000         80,000      0            0
Marvin Woodring                 80,000         80,000      0            0


To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Moranzo other than as a shareholder as noted above at any time within the past three years; or

2.       Has ever been an officer or director of Moranzo.


                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.       in privately negotiated transactions;

3.       through the writing of options on the common stock;

4.       in short sales; or

5.       in any combination of these methods of distribution.

The sales price to the public may be:

1.       the market price prevailing at the time of sale;

2.       a price related to such prevailing market price; or

3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in these transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of this common stock, from that purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for those services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent that a broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell these shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with those resales may pay or receive commissions to or from the purchasers of those shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. These partners may, in turn, distribute the shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling that common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. A selling shareholder may be deemed an underwriter if: (1) they acquired the stock with a view to distribute; (2) participated either directly or indirectly in the offering or selling process; (3) or sell on behalf of a control person. In particular, during the time as the selling shareholders may be deemed to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, copies of this prospectus, as amended from time to time, as may be required by the broker or dealer; and

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

Moranzo is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The Directors and Officers of Moranzo, all of those whose one year terms will expire 5/20/01, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address                  Age     Position          Date First Elected      Term Expires
--------------                  ---     --------          ------------------      ------------
Carlo Giovannini                67      President,        6/15/94                 5/20/01
566 Port Harwick                        Director
Chula Vista, CA 91913

Roberto Bernardoni              54      Secretary,        6/15/94                 5/20/01
566 Port Harwick                        Treasurer,
Chula Vista, CA 91913                   Director

Each of the foregoing persons may be deemed a "promoter" of Moranzo, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgement, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Resumes

Carlo Giovannini

1991 - Present           Manager and shareholder of Trattoria La Strada
                         Restaurants, San Diego, California. Responsible for purchasing, supervision of office, bar and food service managers, staff training programs, advertising, new restaurant site selection, new restaurant construction
                         - interior design - leasehold improvements. Implemented customer satisfaction, public relations, and regional restaurant "best of" contest programs that have earned
                         La Strada restaurants consistent top food and top overall Italian restaurant awards in Southern
                         California regional contests every year since 1991.

1991 - Present           Board of directors member and shareholder, Becar
                         Corporation, San Diego, California. The Company imports
                         Italian marble, granite, and furniture for sale throughout the United States.


Roberto Bernardoni

1991 - Present           Chef and shareholder of Trattoria La Strada
                         Restaurants, San Diego, California. Responsible for implementation of culinary design, creation and implementation of new menu dishes, managing all kitchen personnel, cuisine quality control, daily menu food selections. Originally from Florence, Italy, his speciality is Tuscan cuisine solely in an up-scale meal price range. Designed and manages a "just in time delivery" food inventory system and daily advance baking and pasta preparation systems in order to serve only fresh food each day. The inventory system utilizes daily computerized inventory updates and automated purchasing systems linked with local food and beverage providers in order to maintain minimum inventory levels through six days per week deliveries.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of Moranzo's voting securities by Officers, Directors and major shareholders as well as those who own beneficially more than five percent of Moranzo's common stock through the most current date - September 30, 2000:

Title Of          Name &                           Amount &              Percent
Class             Address                          Nature of owner       Owned
-----             -------                          ---------------       -------
Common            Carlo Giovannini                 2,400,000             25.5%
                  566 Port Harwick
                  Chula Vista, CA 91913

Common            Roberto Bernardoni               2,400,000             25.5%
                  566 Port Harwick
                  Chula Vista, CA 91913

Total Shares Owned by Officers & Directors
As a Group                                         4,800,000             51%


(A) Mr. Giovannini received for administrative services 1,000 shares of Moranzo's common stock on May 31, 1994. He received for administrative services 29,000 shares of Moranzo's common stock on March 15, 1998. 2,370,000 shares of Moranzo's common stock were issued to him per an 80 for 1 forward stock split on March 15, 2000.

(B) Mr. Bernardoni received for administrative services 1,000 shares of Moranzo's common stock on May 31, 1994. He received for administrative services 29,000 shares of Moranzo's common stock on March 15, 1998. 2,370,000 shares of Moranzo's common stock were issued to him per an 80 for 1 forward stock split on March 15, 2000.

                            DESCRIPTION OF SECURITIES

Moranzo's Certificate of Incorporation authorizes the issuance of 50,000,000 Shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of Moranzo, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the shares. All of the outstanding Common Stock is, and the shares offered by Moranzo pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jennifer Pulver, our independent counsel, has provided an opinion on the validity of our common stock.

        DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITIES

Moranzo's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against these liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether this indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Moranzo was incorporated in Delaware on May 31, 1994. In May of 1998 the board of directors voted to seek capital and began development of Moranzo's business plan. During June 1998, Moranzo received its initial funding through the sale of common stock to investors.

                             DESCRIPTION OF BUSINESS

Form And Year Of Organization

Moranzo, Inc. was incorporated in Delaware on May 31, 1994. From inception until the date of this filing, we had no material operating activities.

Any Bankruptcy, Receivership, Or Similar Proceeding

There have been no bankruptcy, receivership or similar proceedings.

Any Material Reclassification, Merger, Consolidation, Or Purchase Or Sale Of A Significant Amount Of Assets Not In The Ordinary Course Of Business

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Principal Products Or Services And Their Markets

Current Status:

This is the initial stage of our business. Beginning in May 1998, management developed and refined our business plan while operating a separate private Italian restaurant, La Strada, that they partially controlled and owned. However, as of the date of this filing, we have not implemented our business plan.

Future Business Plan:

Moranzo's primary business plan objective is to offer guests the most up-scale authentic Italian dining experience available outside Italy. Management plans to offer a menu that features a wide variety of authentic Italian foods, fresh ingredients, and an extensive list of imported wines from Italy. Our two year business plan involves the following steps: during months one through six (Feb-Jul 2001) raise capital of $7,500,000 through the sale of common stock in a private placement; during months seven through twelve (Aug 2001-Jan 2002) budget $2,870,000 for our first restaurant in La Jolla, California (planned opening Nov
2001) to include $1,200,000 for construction costs, $350,000 for pre-opening costs, and monthly operating expenses of $220,000, which includes $13,000 for two full-time chefs, $50,000 for service and support personnel, $49,000 for food and liquor costs, $20,000 for wine, $9,000 for advertising and promotional expenses, and $20,000 for rent.

In order to be successful in attracting investors and securing funding through a private placement, our future plans differentiate our proposed restaurants from other restaurants by emphasizing the following key elements:

         Offer Premium Quality, Authentic Regional Italian Cuisine.

                  We plan to specialize only in the premium Italian restaurant segment of the food industry. It is our intent to position our proposed restaurants in the niche at the top end of restaurant quality, service, and price.

                  We plan to utilize only Italian chefs from the Tuscany region of Italy who will create our own unique recipes derived from authentic Tuscan dishes. Our budget for two full-time chefs in each restaurant we estimate at $13,000 per month.

                  We plan to offer daily prepared fresh meat, poultry, vegetables, pasta, deserts, and bakery goods based upon our own unique recipes. Our budget for these costs in each restaurant we estimate at $42,000 per month.

                  We also plan for our chefs to develop specialty menu items each month based on the local cuisine and culinary style of one of Italy's other geographic regions. Our budget for these costs in each restaurant we estimate at $1,000 per month.

                  We will feature unique selected Italian premium wines from different Italian regions each month to complement the specialty menu items. Our budget for these costs in each restaurant we estimate at $20,000 per month.

         Create a Distinctive Authentic Italian Atmosphere.

                  We plan to utilize design elements, which may include European slate floors, marble bars, mahogany trim, outdoor piazzas, hand-painted ceilings and fine art, to evoke the charm and elegance of a memorable dining experience in Italy. Our budget for these costs in each restaurant we estimate at $300,000.

                  Exhibition kitchens with wood-fired rotisseries, charcoal grills and ovens in full display of the guests are planned to create appealing cooking aromas to reinforce the perception of quality, freshness and authenticity. Our budget for these costs in each restaurant we estimate at $400,000.

                  The planned seating would consist of a mix of booths and free-standing tables and chairs, dressed with white tablecloths and Italian flatware. In addition to dining room service, we plan to make food available at the liquor/espresso bar, and where location and weather permit at outdoor "sidewalk" tables. Our budget for these costs in each restaurant we estimate at $500,000.

         Focus on Service.

                  We plan to invest significant resources in the training of our service personnel and each restaurant will be staffed with an experienced management team to ensure attentive guest service, consistent high standard of food quality and impeccable cleanliness. Our budget for these costs in each restaurant we estimate at $50,000 per month.

                  Through employee and guest questionnaires, we plan to request valuable feedback and eventually implement measures designed to reinforce our commitment to outstanding service and guest satisfaction. Our budget for these costs in each restaurant we estimate at $500 per month.

         Provide a Superior Work Environment.

                  We believe that qualified, knowledgeable employees will be critical to the success of our planned restaurants. Our business plan provides for extensive training, attractive compensation and significant opportunities for employee feedback and advancement that we hope will foster a strong corporate culture to attract and retain highly qualified employees. Our budget for these costs in each restaurant we estimate at $5,000 per month.

Distribution Methods Of Products Or Services

Moranzo believes that providing an authentic Italian dining experience by offering quality food, wine and bakery products, distinctive decor, enthusiastic service and an attractive price-value relationship will be the most effective approach to attracting new and repeat guests. Accordingly, we hope to rely on reputation, local reviews and awards and word-of-mouth to promote our planned restaurants in each community in which we plan to operate. We also hope to implement a program of marketing and public relations activities designed to create market awareness. To encourage repeat patronage, we plan to develop a program of specialty menu items which would rotate monthly, based on authentic recipes from one of Italy's geographic regions. Menu items would be accompanied by selected wines from the region and a regional bread would be provided by the restaurant's bakery. Mailers describing each month's offering would be sent monthly to businesses and households in geographic proximity to the restaurant. Other marketing concepts that may be pursued include both on-site and off-site activities, like large party, special event and meeting catering, bread and baked goods classes, food and wine tasting, chef demonstrations, and programs designed to encourage concierges from local hotels and office buildings to recommend Moranzo's proposed restaurants to their clients. Other public awareness activities may include participation in community activities, fund-raisers for schools, hospitals and other non-profit organizations.

Management considers location to be a critical factor in determining a restaurant's long-term success, we plan devote significant effort to the site selection process. Moranzo's site selection strategy would be to locate restaurants in affluent urban and suburban areas, located near or on main traffic routes. We would take into account a variety of local factors, including demand and consumer preferences, competition, availability of suitable locations and personnel, local demographics and household income levels, as well as specific site characteristics, such as visibility, accessibility, traffic volume and proximity to activity centers such as shopping areas, hotels, offices and universities. Once an appropriate site has been identified, we would determine the most beneficial lease option available. Traditionally, leases for new upscale restaurants are structured in one of two ways: The Turn-Key Deal, wherein the landlord is in charge of construction and can finance the development of the building utilizing the tenant's plans. There would usually be a maximum on the landlord's share of construction costs and the minimum rent would be based on the cost of construction plus some stipulated amount for land value. The second option is the Construction Allowance Deal wherein the tenant would control the construction and negotiate a construction allowance from the landlord. The allowance is payable in progress payments as the project is completed. In addition to the construction cost/land value base rent, an additional rent amount is paid as a percent of gross business, typically a range of 4% to 7% of sales. Lessee's are typically responsible for a percentage of the property taxes on the restaurant structure.

Status Of Any Publicly Announced New Product Or Service

Moranzo has no new product or service planned or announced to the public.

Competitive Business Conditions And The Small Business Issuer's Competitive Position In The Industry And Methods Of Competition

Moranzo does not have any current restaurant operations. The restaurant industry is intensely competitive. There are many different segments within the restaurant industry that are distinguished by types of service, food types and price/value relationships. We plan to position our proposed restaurants in the high-quality Italian food segment of the industry. In this segment the direct competitors include both national chains and numerous privately operated local restaurants. Competition in this segment is based primarily upon food quality, price, restaurant ambiance, service and location. While Moranzo believes that its proposed restaurants would be distinctive in design and operating concept, other companies may have or develop restaurants that operate with similar concepts. The restaurant business is often affected by changes in consumer tastes, national, regional or local economic conditions, demographic trends, consumer confidence in the economy, discretionary spending priorities, weather conditions, tourist travel, traffic patterns, and the type, number and location of competing restaurants. Although Moranzo believes it can compete favorably with respect to each of these factors, many of its direct and indirect competitors are well-established and have substantially greater financial, marketing, personnel and other resources. Management is not aware of any significant barriers to Moranzo's entry into the restaurant market, however, Moranzo at this time has no market share of this market.

Sources And Availability Of Raw Materials And The Names Of Principal Suppliers

Management will rely on their combined experience and knowledge in the restaurant business to arrange for the procurement of its food and supplies. To ensure freshness and quality, maintain low inventory levels and facilitate the unique preparation of menu items, Moranzo plans to purchase most of its ingredients in an unprocessed state. In order to maximize operating efficiencies and to provide the freshest ingredients for its food products, the management team of each restaurant would determine the daily quantities of food items needed and order accordingly. Moranzo's ability to ensure a consistent supply of high-quality food and supplies at competitive prices depends upon identifying and maintaining relationships with reliable vendors. We plan to utilize multiple vendors, competitive bids, long-term contracts and long-term vendor relationships to ensure availability of products and stability of costs. International contacts maintained by management will facilitate the importation of wines and other Italian commodities at favorable cost and exchange rates. Moranzo hopes to enter into agreements with vendors per its business plan after raising capital during the first six months of its business plan.

Management Information Systems

Moranzo plans to use existing, off-the-shelf integrated management information systems in all of its restaurants. These systems include a computerized point-of-sale system which facilitates the movement of guest food and beverage orders between the guest areas and kitchen and bar, controls cash, handles credit card authorizations and provides management with revenue data. These systems also include a computerized time management system to calculate the time worked by each employee, and would allow management to gather data and schedule labor hours and produce payroll reports. Additionally, a back-office system for processing daily and weekly paperwork (sales, accounts payable, labor and inventory) would be utilized to generate operating statements. These systems will also allow management to review the mix of menu items in order to better match guest preferences and improve profitability.

Dependence On One Or A Few Major Customers

Moranzo will not depend on any one or a few major customers. Moranzo intends to begin its initial operations in La Jolla, California during the first year of its business plan and expand operations into Los Angeles and San Francisco in the second year. California is the nation's largest restaurant market with sales 60% higher than either of the next two largest states (Texas and Florida).

According to the National Restaurant Association's 2000 Industry Forecast, consumer interest in the variety of tastes and experiences at table-service restaurants has fueled a resurgence in the full-service restaurant industry. With full-service sales projected to reach $128.1 billion in 2000 - up 5.9% from $121 billion in 1999 - the magnitude of the projected sales gain in the past five years is $31.7 billion or 33%, well ahead of the projected 23% increase for fast-food. In their 1999 Tableservice Operator Survey, more than 8 out of 10 restauranteurs reported that consumers have higher expectations for both the quality and consistency of food and service and traditional fine-dining hallmarks such as freshness of ingredients, quality of service, ambiance and presentation are areas with increasing customer expectations.

Restaurant industry growth has been led by states in the South and the West, fueled by strong gains in population, employment and personal income, 18 of the top 20 states are all located in one of those two regions. With projected eating-place sales of $30.4 billion, California is expected to lead the nation in sales volume in 2000. ((C)National Restaurant Association, 2000).

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts, Including Duration

Moranzo has no current plans for any registrations such as patents, trademarks, copyrights, concessions, royalty agreements or labor contracts. When Moranzo has sufficient funding, management will seek legal counsel to determine if these registrations would be in its best interests. We may utilize a franchise strategy in selected markets. To date, we have not yet established any criteria to evaluate prospective franchisees.

Need For Government Approval Of Principal Products Or Services and the Effect Of Existing Or Probable Governmental Regulations On The Business

Moranzo's restaurants would be subject to licensing and regulation by state and local health, sanitation, safety, fire and other authorities. The development and construction of proposed new restaurant sites would be subject to compliance with applicable zoning, land use and environmental, traffic and other regulations. Regulations governing the sale of alcoholic beverages require licensing by each site (in most cases, on an annual basis) and licenses may be revoked or suspended for cause at any time. The regulations relate to many aspects of restaurant operation, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. The failure of a restaurant to obtain or retain these licenses would adversely affect the restaurant's operations. We may also be subject in certain states to "dram-shop" statutes, which generally provide an injured party recourse against an establishment that wrongfully serves alcoholic beverages to an intoxicated person causing the injury. As appropriate, we shall seek to obtain liability insurance against potential liability.

Moranzo would be subject to federal and state minimum wage laws and other laws governing overtime, tip credits, working conditions, safety standards, and hiring and employment practices. Moranzo would also be required to monitor its facilities for compliance with the Federal Americans With Disabilities Act (ADA) and related state statutes in order to conform to their requirements. Under the ADA we could be required to expend funds to modify our restaurants to make them more readily accessible to disabled persons, to better provide service to disabled persons, or to make reasonable accommodation for the employment of disabled persons.

Estimate Of The Amount Spent During Each Of The Last Two Fiscal Years On Research And Development Activities, And If Applicable The Extent To Which The Cost Of Such Activities Are Borne Directly By Customers

Moranzo has not expended funds for research and development costs since inception.

Costs And Effects Of Compliance With Environmental Laws

Environmental regulations have had no materially adverse effect on Moranzo's operations to date. We would be required to comply with environmental regulation regarding the disposal of used cooking oil. We are familiar with several companies (Darling International and Whistler, Inc.) that provide efficient and ecologically sound ways to dispose of used oils. These companies typically provide a restaurant with a stainless steel container that is installed inside the restaurant to receive the spent oil; at pick-up time, the oil is pumped directly into a tanker truck through an outside valve, so that kitchen operations are not disrupted. Public interest in the protection of the environment has increased dramatically in recent years and the trend toward more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of Moranzo could be adversely affected.

Number Of Total Employees And Number of Full Time Employees

Moranzo's only current employees are its two officers who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officers intend to work on a full time basis when the company raises capital per its business plan. Our business plan calls for hiring 58 new employees during the next twelve months.

Reports To Security Holders

Moranzo's bylaws do not require us to deliver an annual report to its shareholders, and we have not provided an annual report to our shareholders in the past. We are voluntarily filing this Form SB-2 in order to make our financial information equally available to any interested parties or investors. We will be subject to the disclosure rules of Regulation S-B for a small business issuer under the Securities Act of 1933 and the Securities Exchange Act of 1934. Moranzo anticipates it will become subject to disclosure filing requirements effective sixty days after the date the Securities and Exchange Commission accepts its original Form SB-2 filing, and, after that date, will be required to file Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will be required to file Form 8 and other proxy and information statements from time to time as required.


The public may read and copy any materials we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street, N. W., Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with SEC.


                                PLAN OF OPERATION

Our current cash balance is $5,900. Management believes the current cash balance is sufficient to fund the current minimum level of operations through March 2001, however, in order to advance our business plan we must raise capital through the sale of equity securities. To date, we have sold $5,900 in equity securities. Sales of our equity securities have allowed us to maintain a positive cash flow balance.

Moranzo's two year business plan encompasses the following steps to implement its goals: during months one through six raise capital of $7,500,000 through the sale of common stock in a private placement; during months seven through twelve budget $2,870,000 for its first restaurant to include $1,200,000 for construction costs, $350,000 for pre-opening costs, and monthly operating expenses of $220,000, which includes $13,000 for two full-time chefs, $50,000 for service and support personnel, $49,000 for food and liquor costs, $20,000 for wine, $9,000 for advertising and promotional expenses, and $20,000 for rent.

We will only be able to advance our business plan after we receive capital funding through the sale of equity securities in a private placement. We believe our proposed private placement will be more acceptable to investors if our common stock is trading on a stock exchange, however, there is no assurance that investors share in that belief. In order to allow public trading of our securities, we plan to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers, the NASD. After raising capital, we intend to hire employees, lease restaurant space in La Jolla, California, build-out the site including the purchase of equipment and furnishings, and begin development of our operations. We intend to use the equity capital to fund Moranzo's business plan during the first twelve months as cash flow from sales is not estimated to begin until year two of the business plan. We will face considerable risk in each of our business plan steps, difficulty in hiring competent personnel within our budget, difficulty in securing a suitable restaurant location, and a shortfall of funding due to our inability to raise capital in the equity securities market.

Our current business plan provides for funding solely through private placement investment. We have determined through our experience in business that alternate sources of business funding include venture capital investment, personal loans from management, and institutional loans. In the event the we are not successful in obtaining funding through a private placement, we believe the best alternative to advance the company's business plan is for management to loan funds to the company sufficient to maintain a minimum operating level and delay the business plan steps until such time as private placement investment becomes available. Moranzo's officers and directors have not, as of the date of this filing loaned any funds to the company. There are no formal commitments or arrangements to advance or loan funds to the company or repay any such advances or loans. At this time, we believe institutional loans are unavailable to us due to our development stage nature, and venture capital investment is not beneficial to the existing shareholders due to the fifty percent or greater amount of ownership normally required for venture capital funding. Without necessary cash flow, Moranzo may be dormant during the next twelve months, or until a time as necessary funds could be raised in the equity securities market.

There are no current plans for additional product research and development. Moranzo plans to purchase approximately $255,000 in equipment, furnishings, computers, and software during the next twelve months from proceeds of its equity security sales. Our business plan provides for an increase of 58 employees during the next twelve months.


                             DESCRIPTION OF PROPERTY

Moranzo's principal executive office address is 566 Port Harwick, Chula Vista, CA 91913. The principal executive office and telephone number are provided by an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. We consider our current principal office space arrangement adequate until we are able to achieve our business plan goal of raising capital of $7,500,000 and then begin hiring new employees per our business plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Bernardoni, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes.


       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
                            OTHER SHAREHOLDER MATTERS

Moranzo plans to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers (NASD). The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids", "asks" and volume.

As of the date of this filing, there is no public market for our securities. As of September 30, 2000, Moranzo had 50 shareholders of record. We have paid no cash dividends and have no outstanding options.


                             EXECUTIVE COMPENSATION

Moranzo's current officers receive no compensation.

                           SUMMARY COMPENSATION TABLE

                                            Other
Name &                                      annual       Restricted                           All other
principle                  Salary   Bonus   compen-      stock           Options    LTIP      compen-
position          Year       ($)      ($)   sation ($)   awards ($)      SARs ($)   Payouts   sation ($)
---------------------------------------------------------------------------------------------------------
C Giovannini      1998       -0-     -0-      -0-         2,900          -0-         -0-         -0-
President         1999       -0-     -0-      -0-          -0-           -0-         -0-         -0-
                  2000       -0-     -0-      -0-          -0-           -0-         -0-         -0-

R Bernardoni      1998       -0-     -0-      -0-         2,900          -0-         -0-         -0-
Sec. - Tres.      1999       -0-     -0-      -0-          -0-           -0-         -0-         -0-
                  2000       -0-     -0-      -0-          -0-           -0-         -0-         -0-

There are no current employment agreements between Moranzo and its executive officers.

The shareholders agreed to pay Mr. Giovannini, for administrative services, 1,000 shares of Moranzo's common stock on May 31, 1994, valued at $100. The stock was arbitrarily valued by the shareholders. The shareholders agreed to pay Mr. Giovannini 29,000 shares for administrative services on March 15, 1998. The stock was valued at the price unaffiliated investors paid for stock sold by Moranzo, $.10 per share. On March 15, 2000, 2,370,000 shares of Moranzo's common stock were issued to him per an 80 for 1 stock split.

The Board agreed to pay Mr. Bernardoni, for administrative services, 1,000 shares of Moranzo's common stock on May 31, 1994, valued at $100. The stock was arbitrarily valued by the shareholders. The shareholders agreed to pay Mr. Bernardoni 29,000 shares for administrative services on March 15, 1998. The stock was valued at the price unaffiliated investors paid for stock sold by Moranzo, $.10 per share. On March 15, 2000, 2,370,000 shares of Moranzo's common stock were issued to him per an 80 for 1 stock split.

The terms of these stock issuances were as fair to Moranzo, in the Board's opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of Moranzo. The Directors and Principal Officers have agreed to work with no remuneration until we receive sufficient revenues necessary to provide proper salaries to all Officers and compensation for Directors' participation. The Officers and the Board of Directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, restaurant sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $25,000 at each month end. When positive cash flow reaches $25,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will that benefits Moranzo as a whole. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.


There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Corporation or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The audited financial statements of Moranzo for the years ended March 31, 2000 and 1999, and the period ended August 31, 2000 and related notes which are included in this offering have been examined by Barry L. Friedman, PC, and have been so included in reliance upon the opinion of these accountants given upon their authority as an expert in auditing and accounting.


       CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
                            AND FINANCIAL DISCLOSURE

None.

                                  MORANZO, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS
                                 August 31, 2000
                                 March 31, 2000
                                 March 31, 1999

                                TABLE OF CONTENTS



                                                                                 PAGE #
INDEPENDENT AUDITORS REPORT                                                         F1
--------------------------------------------------------------------------------------


ASSETS                                                                              F2
--------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY                                                F3
--------------------------------------------------------------------------------------


STATEMENT OF OPERATIONS                                                             F4
--------------------------------------------------------------------------------------


STATEMENT OF STOCKHOLDERS' EQUITY                                                   F5
--------------------------------------------------------------------------------------


STATEMENT OF CASH FLOWS                                                             F6
--------------------------------------------------------------------------------------


NOTES TO FINANCIAL STATEMENTS                                                    F7-F11
---------------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT


Board of Directors                                             September 1, 2000
Moranzo, Inc.
Chula Vista, California

        I have audited the accompanying Balance Sheets of Moranzo, Inc. (A Development Stage Company), as of August 31, 2000, March 31, 2000, and March 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period April 1, 2000, to August 31, 2000, and the two years ended March 31, 2000, and March 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Moranzo, Inc. (A Development Stage Company), as of August 31, 2000, March 31, 2000, and March 31, 1999, and the related statements of operation, stockholders' equity and cash flows for the period April 1, 2000, to August 31, 2000, and the two years ended March 31, 2000, and March 31, 1999, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Barry L Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV  89123
(702) 361-8414


                                      -F1-

                                  Moranzo, Inc.
                          (A Development Stage Company)


                                  BALANCE SHEET


                                     ASSETS


                             August 31,     March 31,     March 31,
                               2000           2000          1999
                             ---------      --------      --------
CURRENT ASSETS

    CASH                      $  5,900      $  5,900      $  5,900
                              --------      --------      --------

    TOTAL CURRENT ASSETS      $  5,900      $  5,900      $  5,900
                              --------      --------      --------

OTHER ASSETS                  $      0      $      0      $      0
                              --------      --------      --------

    TOTAL OTHER ASSETS        $      0      $      0      $      0
                              --------      --------      --------

TOTAL ASSETS                  $  5,900      $  5,900      $  5,900
                              --------      --------      --------





    The accompanying notes are an integral part of these financial statements

                                     - F2 -

                                  Moranzo, Inc.
                          (A Development Stage Company)

                                  BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                     August 31,     March 31,     March 31,
                                       2000           2000          1999
                                     ---------      --------      --------
CURRENT LIABILITIES                   $      0      $      0      $      0
                                      --------      --------      --------

    TOTAL CURRENT LIABILITIES         $      0      $      0      $      0
                                      --------      --------      --------

STOCKHOLDERS' EQUITY (Note #4)

    Common stock
    Par value $0.001
    Authorized 50,000,000 shares
    Issued and outstanding at

    March 31, 1999 -
    9,520,000 shares                                              $  9,520

    March 31, 2000 -
    9,520,000 shares
                                                    $  9,520
    August 31, 2000 -
    9,520,000 shares                  $  9,520

    Additional Paid-In Capital          +2,380        +2,380        +2,380

    Deficit accumulated during
    The Development stage               -6,000        -6,000        -6,000
                                      --------      --------      --------

TOTAL STOCKHOLDERS' EQUITY            $  5,900      $  5,900      $  5,900
                                      --------      --------      --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                  $  5,900      $  5,900      $  5,900
                                      --------      --------      --------




    The accompanying notes are an integral part of these financial statements

                                     - F3 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS



                              April 1,            Year              Year          May 31,1994
                              2000, to           Ended             Ended          (Inception)
                              Aug. 31,          Mar. 31,          Mar. 31,        to Aug. 31,
                                2000              2000              1999              2000
                            ------------      ------------      ------------      ------------
INCOME
Revenue                     $          0      $          0      $          0      $          0
                            ------------      ------------      ------------      ------------


EXPENSES

General, Selling and
Administrative              $          0      $          0      $          0      $      6,000
                            ------------      ------------      ------------      ------------


        TOTAL EXPENSES      $          0      $          0      $          0      $      6,000
                            ------------      ------------      ------------      ------------


NET PROFIT/LOSS (-)         $          0      $          0      $          0      $     -6,000
                            ------------      ------------      ------------      ------------



Net loss per share -
 Basic and diluted
 (Note #2)                  $        NIL      $        NIL      $        NIL      $        NIL
                            ------------      ------------      ------------      ------------


Weighted average
Number of common
shares outstanding             9,520,000         9,520,000         9,520,000         9,520,000
                            ------------      ------------      ------------      ------------

    The accompanying notes are an integral part of these financial statements

                                     - F4 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                           Additional         Accumu-
                           Common            Stock           paid-in           lated
                           Shares           Amount           Capital          Deficit
                         -----------      -----------      -----------      -----------
May 31, 1994
Issued For Services          160,000      $       160      $        40      $      -200

March 15, 1998
Issued For Services        4,640,000            4,640            1,160           -5,800
                         -----------      -----------      -----------      -----------

Balance,
March 31, 1998             4,800,000      $     4,800      $     1,200      $    -6,000

June 30, 1998
Issued For Cash            4,720,000            4,720            1,180

Net loss year ended
March 31, 1999                                                                        0
                         -----------      -----------      -----------      -----------

Balance,
March 31, 1999             9,520,000      $     9,520      $     2,380      $    -6,000

Net loss year ended
March 31, 2000                                                                        0
                         -----------      -----------      -----------      -----------

Balance,
March 31, 2000             9,520,000      $     9,520      $     2,380      $    -6,000

Net loss year ended
April 1, 2000 to
August 31, 2000                                                                       0
                         -----------      -----------      -----------      -----------

Balance,
August 31, 2000            9,520,000      $     9,520      $     2,380      $    -6,000
                         -----------      -----------      -----------      -----------


    The accompanying notes are an integral part of these financial statements

                                     - F5 -

                                  Moranzo, Inc.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS


                                April 1,            Year              Year          May 31,1994
                                2000, to           Ended             Ended          (Inception)
                                Aug. 31,          Mar. 31,          Mar. 31,        to Aug. 31,
                                  2000              2000              1999              2000
                              ------------      ------------      ------------      ------------
Cash Flows from
Operating Activities

    Net Loss                  $          0      $          0      $          0      $     -6,000

    Adjustment to
    Reconcile net loss
    To net cash provided
    by operating
    Activities
    Issue Common Stock
    For Services                         0                 0                 0            +6,000

Changes in assets and
Liabilities                              0                 0                 0                 0
                              ------------      ------------      ------------      ------------


Net cash used in
Operating activities          $          0      $          0      $          0      $          0

Cash Flows from
Investing Activities                     0                 0                 0                 0

Cash Flows from
Financing Activities

    Issuance of Common
    Stock for Cash                       0                 0             5,900            +5,900
                              ------------      ------------      ------------      ------------

Net Increase (decrease)       $          0      $          0      $      5,900      $     +5,900

Cash,
Beginning of period                  5,900             5,900                 0                 0
                              ------------      ------------      ------------      ------------

Cash,
End of Period                 $      5,900      $      5,900      $      5,900      $      5,900
                              ------------      ------------      ------------      ------------




    The accompanying notes are an integral part of these financial statements

                                     - F6 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS
              August 31, 2000, March 31, 2000, and March 31, 1999



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

        The Company was organized May 31, 1994, under the laws of the State of Delaware as Moranzo, Inc. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Accounting Method

               The Company records income and expenses on the accrual method.

        Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and equivalents

               The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of August 31, 2000.


                                     - F7 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
              August 31, 2000, March 31, 2000, and March 31, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Income Taxes

               Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.


        Reporting on Costs of Start-Up Activities

               Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

        Loss Per Share

               Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of August 31, 2000, the Company had no dilative common stock equivalents such as stock options.



                                     - F8 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
              August 31, 2000, March 31, 2000, and March 31, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


        Year End

        The Company has selected March 31st as its fiscal year-end.

        Policy In regards to Issuance of Common Stock in a Non-Cash Transaction

        The company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.

        Year 2000 Disclosure

        The Y2k issue had no effect on this Company.

NOTE 3 - INCOME TAXES

        There is no provision for income taxes for the period ended August 31, 2000. The Company's total deferred tax asset as of March 31, 2000, is as follows:


              Net operation loss carry forward                     $   6,000
              Valuation allowance                                  $   6,000

              Net deferred tax asset                               $       0


        The federal net operating loss carry forward will expire before 2019.

        This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

                                     - F9 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               August 31, 2000, March 31, 2000, and March 31, 1999


NOTE 4 - STOCKHOLDERS' EQUITY

        Common Stock

        The authorized common stock of the corporation consists of 50,000,000 shares with a par value $0.001 per share.

        Preferred Stock

        Moranzo, Inc. has no preferred stock.

        On May 31, 1994, the Company issued 160,000 shares of its $.001 par value common stock in consideration for minor administrative services valued by the shareholders at $200.00, to its directors.

        On March 15, 1998, the Company issued 4,640,000 shares of its $0.001 par value common stock in consideration for services valued at $5,800, to its directors. The stock was valued at the price unaffiliated investors would have paid for the stock if sold by Moranzo.

        On June 30, 1998, the Company issued 4,720,000 shares of its $0.001 par value common stock for cash of $5,900.

        The financial statements and the above notes have been restated to reflect a forward stock split approved by the Company on the basis of 80 for 1, on March 15, 2000, and the State of Delaware's approval on June 19, 2000 of the Company's restated Articles of Incorporation, which changed the par value from $0.00001 to $0.001 and increased the authorized common shares from 20,000,000 common shares to 50,000,000 common shares.



NOTE 5 - GOING CONCERN

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and/or directors have informally committed to advancing the operating costs of the Company interest free, if necessary.



                                     - F10 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (Continued)
              August 31, 2000, March 31, 2000, and March 31, 1999


NOTE 6 - WARRANTS AND OPTIONS

        There are no warrants or options outstanding to acquire any additional shares of common stock.


NOTE 7 - RELATED PARTY TRANSACTIONS

        The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.



                                     - F11 -

                                     PART II


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Moranzo's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in subsections (a) and (b) of
Section 145 of the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Moranzo, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee          $125
Accounting fees and expenses                                 $2000
Legal fees                                                   $500
Total                                                        $2625

Moranzo will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.


                     RECENT SALES OF UNREGISTERED SECURITIES

On May 31, 1994, the shareholders authorized the issuance of 1,000 shares of common stock for services to each of the officers and directors of Moranzo for a total of 2,000 shares valued at $200. The stock was arbitrarily valued by the shareholders for estimated costs of minor administrative services performed by the officers in the formation of Moranzo. On March 15, 1998, the shareholders authorized the issuance of 29,000 shares of common stock for services related to the creation of Moranzo's business plan to each of the officers of Moranzo for a total of 58,000 shares valued at $5,800. The stock was valued at the price unaffiliated investors would have paid for stock sold by Moranzo, $.10 per share. The terms of these stock issuances were as fair to Moranzo, in the Board's opinion, as could have been made with an unaffiliated third party. Moranzo relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The shares were issued in satisfaction of management services rendered by officers and directors, which does not constitute a public offering.

From the period of approximately June 1, 1998 until June 30, 1998, Moranzo offered and sold 59,000 shares at $0.10 per share to 48 non-affiliated private investors. We relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Moranzo, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either "accredited", or was a "sophisticated" purchaser, having prior investment experience or education, and having adequate and reasonable opportunity to access and review any corporate information necessary to make an informed investment decision. These investors were known or familiar to the Officers and Directors of Moranzo. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend. The funds received were specifically allocated to operating expenses.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell these securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase these securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. These filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; (c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

On March 15, 2000, the Board of Directors authorized a forward stock split of 80 for 1 resulting in a total of 9,520,000 shares of common stock issued and outstanding.


                                    EXHIBITS

Exhibit 1         Underwriting Agreement                                 None
Exhibit 2         Plan of acquisition, reorganization or liquidation     None
Exhibit 3(i)      Articles of Incorporation                              Included Previously
Exhibit 3(ii)     Bylaws                                                 Included Previously
Exhibit 4         Instruments defining the rights of holders             None
Exhibit 5         Opinion re: Legality                                   Included Previously
Exhibit 8         Opinion re: Tax Matters                                None
Exhibit 9         Voting Trust Agreement                                 None
Exhibit 10        Material Contracts                                     None

Exhibit 11        Statement re: computation of per share earnings        See Financial Stmts.
Exhibit 13        Annual or Quarterly Reports                            None
Exhibit 15        Letter on unaudited interim financial information      None
Exhibit 16        Letter on change of certifying accountant              None
Exhibit 21        Subsidiaries of the registrant                         None
Exhibit 23        Consent of experts and counsel                         Included
Exhibit 24        Power of Attorney                                      None
Exhibit 25        Statement of eligibility of trustee                    None
Exhibit 26        Invitations for competitive bids                       None
Exhibit 27        Financial Data Schedule                                Included


                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

         1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         2. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to that information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether that indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of that issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Chula Vista, state of California, on January 10, 2001.

                                     Moranzo, Inc.


                                     By /s/ CARLO GIOVANNINI
                                        ----------------------------------------
                                         Carlo Giovannini, President & Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ CARLO GIOVANNINI                                           1/10/01
-----------------------------------                            -----------------
Carlo Giovannini                                               Date
President & Director


/s/ ROBERTO BERNARDONI                                         1/10/01
-----------------------------------                            -----------------
Roberto Bernardoni,                                            Date
Secretary, Treasurer & Director
(Principal Financial Officer, Principal Accounting Officer)